( BW)(KY-POMEROY-IT-SOLUTIONS)(PMRY) Pomeroy IT Solutions, Inc.
Receives the Southeast Region DVAR of the Year Award from Cisco
Systems

    Business Editors/High-Tech Writers

    HEBRON, Ky.--(BUSINESS WIRE)--Feb. 23, 2004--Pomeroy IT Solutions (Nasdaq:PMRY), today announced that it was recognized by Cisco Systems, Inc., during the Cisco annual Partner Summit, in Honolulu, Hawaii, as the Direct Value Added Reseller (DVAR) of the Year in the Southeast Region. The Cisco DVAR Awards are conferred to partners who meet and score the highest on a specific set of requirements that are designed to identify the best channel partners. These include customer satisfaction, year over year growth of Cisco sales and Advanced Technologies sales as a percentage of overall bookings and compliance with the Cisco Channel Partner Program.
    "The continued dedication to our customers to promote solutions, and our focus on Cisco Advanced Technologies by our sales and technical teams, have been acknowledged by this award," said Curt Dunseath, Vice President of Infrastructure Solutions. "Pomeroy stepped up to Cisco's challenge to focus on business solutions. Our specializations cover IP Communications, Security, Wireless and Network Management. To win an award like this Pomeroy had to deliver both Cisco products and Pomeroy-delivered services at extremely high customer satisfaction levels."
    "I consider our channel partners as an extension of our sales capability and like any good sales organization we want to recognize and reward our top performers," said Chuck Robbins, Vice President of US Channels, Cisco Systems." "Last week, at our annual Partner Summit, I had the privilege of recognizing our top channel partner performers for 2003. I would like to congratulate Pomeroy on an award-winning year."
    Pomeroy IT Solutions is a Cisco Gold partner and maintains a high number of specialized Cisco certifications in the southeast as well as over the rest of its territory.
    As a solution provider, Pomeroy IT Solutions offers three categories of service: enterprise consulting, enterprise infrastructure solutions and lifecycle services. The Company has clientele across a broad spectrum of industries, governments and educational organizations. The Company employs approximately 1,400 individuals, more than half of whom are technical personnel, and maintain 26 regional facilities in Alabama, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and West Virginia. For the year ended January 5, 2004, the Company reported revenues of $598 million.

    Certain statements that are not purely historical constitute 'forward-looking statements' for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. These statements are based on information available to the Company as of the date hereof and the Company disclaims any intention or obligation to update any such forward-looking statements. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, the Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, the estimated needs of customers as conveyed to the Company, market conditions including the overall demand for IT products and services, the terms of applicable agreements and certification programs and the assumptions regarding the Company's performance thereunder, the Company's ability to attract and retain technical personnel and to identify and develop expertise in future-demanded services, the nature and volume of products and services anticipated to be delivered and the Company's ability to obtain sufficient volumes of products and provide services.

    --30--JSW/cl*

    CONTACT: Pomeroy IT Solutions, Inc.
             Investor Relations
             Michael E. Rohrkemper, 859-586-0600, ext. 1416 investor@pomeroy.com
             Company Website: www.pomeroy.com

    KEYWORD: KENTUCKY HAWAII
    INDUSTRY KEYWORD: NETWORKING HARDWARE COMPUTERS/ELECTRONICS
    SOURCE: Pomeroy IT Solutions, Inc.